EX-24 4 dex24.htm POWER OF ATTORNEY

Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of CSX CORPORATION, a Virginia Corporation, which is to file with the Securities and Exchange Commission, Washington, D. C., a Form 10-K (Annual Report), hereby constitutes and appoints Carolyn T. Sizemore and Ellen M. Fitzsimmons his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead to sign said Form 10-K, and any and all amendments thereto, with power where appropriate to affix the corporate seal of CSX Corporation thereto and to attest said seal, and to file said Form 10-K, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 22nd day of February 2008.

/s/ Donna M. Alvarado	/s/ Southwood J. Morcott
Donna M. Alvarado	Southwood J. Morcott

/s/ Elizabeth E. Bailey	/s/ David M. Ratcliffe
Elizabeth E. Bailey	David M. Ratcliffe

/s/ John B. Breaux	/s/ William C. Richardson
John B. Breaux	William C. Richardson

/s/ Steven T. Halverson	/s/ Frank S. Royal
Steven T. Halverson	Frank S. Royal

/s/ Edward J. Kelly III	/s/ Donald J. Shepard
Edward J. Kelly III	Donald J. Shepard

/s/ Robert D. Kunisch
Robert D. Kunisch